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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 21, 2001 relating to the financial statements and financial statement schedule of The TriZetto Group, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated June 30, 2000 relating to the financial statements of ERISCO Managed Care Technologies, Inc., which appears in The TriZetto Group, Inc. Current Report on Form 8-K dated December 4, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Orange County, California
April 12, 2001